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                                                                    EXHIBIT 99.3

                              HCB BANCSHARES, INC.
                          PROPOSED HOLDING COMPANY FOR
                            HEARTLAND COMMUNITY BANK
                                CAMDEN, ARKANSAS
                          PROPOSED MARKETING MATERIALS
                                    2-20-97

                                    [DRAFT]

                              Marketing Materials
                              HCB Bancshares, Inc.
                                Camden, Arkansas
                               Table of Contents


I.               Press Releases
                 A.       Explanation
                 B.       Schedule
                 C.       Distribution List
                 D.       Press Release Examples

II.              Advertisements
                 A.       Explanation
                 B.       Schedule
                 C.       Advertisement Examples

III.             Question and Answer Brochure
                 A.       Explanation
                 B.       Method of Distribution
                 C.       Example

IV.              Cover Letters
                 A.       Explanation
                 B.       Examples

V.               IRA Mailing
                 A.       Explanation
                 B.       Quantity
                 C.       IRA Mailing Example

VI.              Community Meeting Materials
                 A.       Explanation
                 B.       Method of Distribution
                 C.       Examples

VII.             Counter Cards and Lobby Posters
                 A.       Explanation
                 B.       Quantity

VIII.            Direct Deposit Plan Flyer
                 A.       Explanation
                 B.       Method of Distribution
                 C.       Example





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IX.              Lapel Buttons
                 A.       Explanation
                 B.       Example

X.               Proxy Reminder
                 A.       Explanation
                 B.       Example





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                               I.  Press Releases


A.       Explanation

         In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Bank to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

         Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.       Schedule

         1.      OTS Approval of Conversion
         2.      Close of Stock Offering





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                             C.  Distribution List

                           National Distribution List


National Thrift News                                                Wall Street Journal
--------------------                                                -------------------
212 West 35th Street                                                World Financial Center
13th Floor                                                          200 Liberty
New York, New York  10001                                           New York, NY  10004
Richard Chang

American Banker                                                     SNL Securities
---------------                                                     --------------
One State Street Plaza                                              Post Office Box 2124
New York, New York  10004                                           Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                                             Investors Business Daily
-------                                                             ------------------------
Dow Jones & Company                                                 12655 Beatrice Street
Barrons Statistical Information                                     Post Office Box 661750
200 Burnett Road                                                    Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036





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                                Local Media List

                                (To be provided)

Newspaper


Radio





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D.       Press Release Examples
         PRESS RELEASE                             FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   Stock Information Center
                                                   (800) __________



                            HEARTLAND COMMUNITY BANK

                       CONVERSION TO STOCK FORM APPROVED

         Camden, Arkansas (__________ __, 1997) - Vida H. Lampkin, President of Heartland Community Bank ("Heartland Community Bank" or the "Bank"), Camden, Arkansas, announced that Heartland Community Bank has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In connection with the Conversion, Heartland Community Bank has formed a holding company, HCB Bancshares, Inc., to hold all of the outstanding capital stock of Heartland Community Bank.

         HCB Bancshares, Inc. is offering 2,000,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Bank and its subsidiary, Heartland Community Bank, F.S.B. (the former Heritage Bank, F.S.B.), will have an opportunity to subscribe for stock through a Subscription Offering that closes on ___________, 1997. Shares that are not subscribed for during the Subscription Offering may be offered to the general public in a Community Offering, with first preference given to natural persons and trusts of natural persons residing in Ouachita, Calhoun, Drew, Dallas, Cleveland, Grant and Pulaski Counties, Arkansas. The Subscription Offering and Community Offering, if conducted, will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about





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 __________ __, 1997.

         As a result of the Conversion, Heartland Community Bank will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of HCB
Bancshares, Inc.   According to Ms. Lampkin, "Our day to day operations will
not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

         Customers with questions concerning the stock offering should call Heartland Community Bank's Stock Information Center at (501) ________, or visit one of Heartland Community Bank's offices.





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PRESS RELEASE                                      FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   Vida H. Lampkin or
                                                   Cameron D. McKeel
                                                   (501) 836-6841

           HEARTLAND COMMUNITY BANK COMPLETES INITIAL STOCK OFFERING

         Camden, Arkansas - (____________, 1997) Vida H. Lampkin, President of Heartland Community Bank ("Heartland Community Bank" or the "Bank"), announced today that HCB Bancshares, Inc., the proposed holding company for Heartland Community Bank, has completed its initial stock offering in connection with the Bank's conversion from mutual to stock form. A total of ____________ shares were sold at the price of $10.00 per share.

         On ____________, 1997, Heartland Community Bank's Plan of Conversion was approved by the Bank's voting members at a special meeting of members.

         Ms. Lampkin said that the officers and boards of directors of HCB Bancshares, Inc. and Heartland Community Bank wished to express their thanks for the response to the stock offering and that Heartland Community Bank looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock is anticipated to commence trading on ____________, 1997 on the Nasdaq National Market System under the symbol "HCBB." Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.





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                              II.  Advertisements

A.       Explanation

         The intended use of the attached advertisement "A" is to notify Heartland Community Bank's customers and members of the local community that the conversion offering is underway.

         The intended use of advertisement "B" is to remind Heartland Community Bank's customers of the closing date of the Subscription Offering.

B.       Media Schedule

         1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
         2. Advertisement B - To be run during the last week of the subscription offering.


         Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

         Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

         These ads will run in the local newspapers.

         The ad size will be as shown or smaller.





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--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW ISSUE                                                      __________, 1997

                             UP TO 2,645,000 SHARES

                    These shares are being offered pursuant
                        to a Plan of Conversion whereby

                            HEARTLAND COMMUNITY BANK

                             Camden, Arkansas, will
                convert from a federal mutual savings bank to a
                       federal capital stock savings bank
                    and become a wholly owned subsidiary of

                              HCB BANCSHARES, INC.

                                  COMMON STOCK

                                ---------------

                             PRICE $10.00 PER SHARE

                                ---------------

                            TRIDENT SECURITIES, INC.

              For a copy of the prospectus call (501) ________.

      Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc.
           or such other brokers and dealers as may legally offer
                       these securities in such state.

   THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------




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--------------------------------------------------------------------------------


                            HEARTLAND COMMUNITY BANK

                     __________ __, 1997 IS THE DEADLINE TO
                      ORDER STOCK OF HCB BANCSHARES, INC.


                     Customers of Heartland Community Bank
                    and its subsidiary have the opportunity
                     to invest in Heartland Community Bank
                                 by subscribing
                for common stock in its proposed holding company

                              HCB BANCSHARES, INC.

                  A Prospectus relating to these securities is
                   available at our office or by calling our
                  Stock Information Center at (501) ________.

              This announcement is neither an offer to sell nor a
                  solicitation of an offer to buy the stock of
              HCB Bancshares, Inc.  The offer is made only by the
                Prospectus.  The shares of common stock are not
              deposits or savings accounts and will not be insured
                  by the Federal Deposit Insurance Corporation
                        or any other government agency.

      Copies of the Prospectus may be obtained in any State in which this announcement is ciculated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

--------------------------------------------------------------------------------





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                      III.  Question and Answer Brochure



A.       Explanation

         The Question and Answer brochure is an essential marketing piece in any conversion. It answers some of the most commonly asked questions in "plain, everyday language." Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.

B.       Method of Distribution

         There are three primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

         1. A Question and Answer brochure is sent out in the initial mailing to all members of the Bank.
         2. Question and Answer brochures are available in Heartland Community Bank's offices.
         3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information

                          PROPOSED CORPORATE STRUCTURE





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                          ----------------------------

                              HCB Bancshares, Inc.
                               (Holding Company)
                          ----------------------------

                                 (down arrow)

                          ----------------------------

                            Heartland Community Bank

                          ----------------------------

                                 (down arrow)

                     ---------------------------------------

                         Heartland Community Bank, FSB
                        (the former Heritage Bank, FSB)

                     ---------------------------------------




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                             QUESTIONS AND ANSWERS
                                   REGARDING
                             THE PLAN OF CONVERSION


On November 21, 1996, the Board of Directors of Heartland Community Bank ("Heartland Community Bank" or the "Bank") unanimously adopted the Plan of Conversion, pursuant to which Heartland Community Bank will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In addition, all of Heartland Community Bank's outstanding capital stock will be issued to the holding company, HCB Bancshares, Inc.
(the "Holding Company"), which was organized by Heartland Community Bank to own Heartland Community Bank as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Heartland Community Bank will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Heartland Community Bank's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Heartland Community Bank.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated __________ __, 1997. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at (501) ________.

THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY HCB BANCSHARES, INC. COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

THE SHARES OF HCB BANCSHARES, INC. COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.





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                             QUESTIONS AND ANSWERS

                              HCB BANCSHARES, INC.
                       (THE PROPOSED HOLDING COMPANY FOR
                           HEARTLAND COMMUNITY BANK)

Questions and Answers Regarding the Subscription and Community Offerings

                           MUTUAL TO STOCK CONVERSION

1.      Q.       WHAT IS A "CONVERSION"?
        A.       Conversion is a change in the legal form of organization.
                 Heartland Community Bank currently operates four full-service banking offices in Camden (2), Fordyce and Sheridan, Arkansas as a federally-chartered mutual savings bank with no stockholders. Through the Conversion, Heartland Community Bank will become a federally-chartered stock savings bank, and the stock of its holding company, HCB Bancshares, Inc. will be held primarily by stockholders who purchase stock in the Subscription and Community Offerings or in the open market following the Offerings. The Conversion will not affect the deposit or loan amounts of Heartland Community Bank or its subsidiary savings institution, Heartland Community Bank, F.S.B., which operates full-service banking offices in Little Rock and Monticello, Arkansas, and a loan production office in Bryant, Arkansas.

2.      Q.       WHY IS HEARTLAND COMMUNITY BANK CONVERTING?
        A.       Heartland Community Bank, as a mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Bank by providing a larger capital base from which the Bank may operate, the ability to attract and retain qualified management through stock- based employee benefit plans, enhanced ability to diversify into other financial services related activities and expanded ability to render services to the public.

                 The Board of Directors and management of Heartland Community Bank believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. The Board and management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 800 mutual thrifts today.

                 Heartland Community Bank believes that converting to the stock form of organization will allow the Bank to more effectively compete with local community banks, thrifts, and with statewide and regional banks, which are in stock form. Heartland Community Bank believes that by combining its existing quality service





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




                 and products with a local ownership base the Bank's customers and community members who become stockholders will be inclined to do more business with Heartland Community Bank.

                 Furthermore, because Heartland Community Bank competes with local and regional banks not only for customers, but also for employees, Heartland Community Bank believes that the stock form of organization will better afford Heartland Community Bank the opportunity to attract and retain employees, management and directors through various stock benefit plans which are not available to mutual savings institutions.

3.      Q.       IS HEARTLAND COMMUNITY BANK'S MUTUAL TO STOCK CONVERSION
                 BENEFICIAL TO THE COMMUNITIES THAT THE BANK SERVES?
        A.       Management believes that the structure of the Subscription and Community Offerings is in the best interest of the various communities that Heartland Community Bank serves because following the Conversion it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Management desires that a significant portion of the shares of common stock sold in the Offerings will be sold to residents of the Bank's "Local Community" -- Ouachita, Calhoun, Drew,
                 Dallas, Cleveland, Grant and Pulaski Counties, Arkansas.

4.      Q.       WHAT EFFECT WILL THE CONVERSION HAVE ON DEPOSIT ACCOUNTS AND
                 LOANS?
        A.       Terms and balances of accounts in Heartland Community Bank and interest rates paid on such accounts will not be affected by the Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance
                 Corporation ("FDIC") up to the maximum amount permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with Heartland Community Bank.

5.      Q.       WILL THE CONVERSION CAUSE ANY CHANGES IN HEARTLAND COMMUNITY
                 BANK'S PERSONNEL?
        A.       No.  Both before and after the Conversion, Heartland
                 Community Bank's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.      Q.       WHAT APPROVALS MUST BE RECEIVED BEFORE THE CONVERSION BECOMES
                 EFFECTIVE?
        A.       First, the Board of Directors of Heartland Community Bank
                 must adopt the Plan of Conversion, which occurred on November 21, 1996. Second, the Office of Thrift
                 Supervision must approve the applications required to effect the Conversion. These approvals have been obtained.
                 Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by Heartland Community
                 Bank's voting members. A Special Meeting of voting members will be held on __________ __,





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                 1997, to consider and vote upon the Plan of Conversion.

                              THE HOLDING COMPANY

7.      Q.       WHAT IS A HOLDING COMPANY?
        A.       A holding company is a company that owns another entity.
                 Concurrent with the Conversion, Heartland Community Bank will become a subsidiary of HCB Bancshares, Inc., a company organized by Heartland Community Bank to acquire all of the capital stock of Heartland Community Bank to be outstanding after the Conversion.

8.      Q.       IF I DECIDE TO BUY STOCK IN THIS OFFERING, WILL I OWN STOCK IN
                 THE HOLDING COMPANY OR HEARTLAND COMMUNITY BANK?
        A.       You will own stock in HCB Bancshares, Inc. However, HCB
                 Bancshares, Inc., as a holding company, will own all of the outstanding capital stock of Heartland Community Bank.

9.      Q.       WHY DID THE BOARD OF DIRECTORS FORM THE HOLDING COMPANY?
        A.       The Board of Directors believes that the Conversion of
                 Heartland Community Bank and the formation of the Holding
                 Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Bank's business activities through existing or newly-formed subsidiaries, although there are no current arrangements or understandings with respect to such diversification. The
                 Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel for itself and its subsidiaries.

                          ABOUT BECOMING A STOCKHOLDER

10.     Q.       WHAT ARE THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
        A.       Under the Plan of Conversion adopted by Heartland Community
                 Bank, the Holding Company is offering shares of stock in the Subscription Offering, to certain current and former customers of the Bank's offices in Camden, Fordyce and Sheridan and Heartland Community Bank, F.S.B.'s offices in
                 Little Rock, Monticello and Bryant and to the Holding
                 Company's Employee Stock Ownership Plan ("ESOP"). Shares which are not subscribed for in the Subscription Offering, if any, may be offered to the general public in a Community Offering with preference given to natural persons who are residents of the Bank's Local Community.
                 These Offerings are consistent with the board's objective of HCB Bancshares, Inc. being a locally owned financial institution. The Subscription Offering and Community
                 Offering, if conducted, are being managed by Trident
                 Securities, Inc. It is anticipated that any shares not subscribed for in either the Subscription or Community
                 Offerings may be offered for sale in a Syndicated Community
                 Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.





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11.     Q.       MUST I PAY A COMMISSION TO BUY STOCK IN CONJUNCTION WITH THE
                 SUBSCRIPTION, COMMUNITY OR SYNDICATED COMMUNITY OFFERINGS?
        A. No. You will not pay a commission to buy the stock if the stock is purchased in the Subscription Offering or Community Offering, if conducted.

12.     Q.       HOW MANY SHARES OF HCB BANCSHARES, INC. STOCK WILL BE ISSUED
                 IN THE CONVERSION?
        A.       It is currently expected that between 1,700,000 shares and
                 2,300,000 shares of common stock will be sold at a price of $10.00 per share. Under certain circumstances the number of shares may be increased to 2,645,000.

13.     Q.       HOW WAS THE PRICE DETERMINED?
        A.       The aggregate price of the common stock was determined by
                 Ferguson & Company, LLC, an independent appraisal firm specializing in the thrift industry, and was approved by the Office of Thrift Supervision. The price is based on the pro forma market value of Heartland Community Bank
                 (including its subsidiary) and the Holding Company as determined by the independent evaluation.

14.     Q.       WHO IS ENTITLED TO BUY STOCK IN THE CONVERSION?
        A.       The shares of HCB Bancshares, Inc. to be issued in the
                 Conversion are being offered in the Subscription Offering in the following order of priority to: (i) depositors with $50.00 or more on deposit at the Bank's offices in Camden, Fordyce and Sheridan as of December 31, 1993 ("Eligible
                 Account Holders"), (ii) the Holding Company's ESOP, (iii) depositors with $50.00 or more on deposit at the Bank's offices in Camden, Fordyce and Sheridan as of ___________, ____ ("Supplemental Eligible Account Holders"), (iv) depositors and borrowers of the Bank's Camden, Fordyce and Sheridan offices as of _____________, 1997, (v) depositors and borrowers at Heartland Community Bank, F.S.B.'s offices in Little Rock, Monticello and Bryant as of December 31, 1996 ("Other Customers"), subject to the priorities and purchase limitations set forth in the Plan of Conversion. Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering may be offered subsequently in the Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Bank's Local Community.
                 Shares, if any, not subscribed for in the Subscription or Community Offerings may be offered to the general public in a Syndicated Community Offering.

15.     Q.       ARE THE SUBSCRIPTION RIGHTS TRANSFERABLE?
        A.       No.  Subscription rights granted to the Bank's Eligible
                 Account Holders, Supplemental Eligible Account Holders, Other
                 Members and Other Customers in the Conversion are not transferable. Persons violating such prohibition, directly or indirectly, may lose their right to purchase stock in the Conversion and be subject to other possible sanctions. IT IS
                 THE RESPONSIBILITY OF EACH SUBSCRIBER QUALIFYING AS





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                 AN ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT
                 HOLDER, OTHER MEMBER OR OTHER CUSTOMER TO LIST COMPLETELY ALL ACCOUNT NUMBERS FOR QUALIFYING SAVINGS ACCOUNTS OR LOANS AS OF THE QUALIFYING DATE ON THE STOCK ORDER FORM.

16.     Q.       WHAT ARE THE MINIMUM AND MAXIMUM NUMBERS OF SHARES THAT I CAN
                 PURCHASE IN THE CONVERSION?
        A.       The minimum number of shares is 25.  The maximum number of shares that may be purchased in the Conversion by any person or entity currently is 20,000. The maximum number of shares that may be purchased in the Conversion by any person or entity other than the ESOP, together with any associate or persons or entities acting in concert with such person, currently is 25,000 shares.

17.     Q.       ARE THE BOARD OF DIRECTORS AND MANAGEMENT OF HEARTLAND
                 COMMUNITY BANK BUYING A SIGNIFICANT AMOUNT OF THE STOCK OF
                 THE HOLDING COMPANY?
        A.       Directors and executive officers of the Bank are expected
                 to subscribe for 112,500 shares. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription or Community Offerings.

18.     Q.       HOW DO I SUBSCRIBE FOR SHARES OF STOCK?
        A.       To subscribe for shares of stock in the Subscription
                 Offering, you should send or deliver a stock order form together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts as described below) to Heartland Community Bank in the postage-paid envelope provided, so that the stock order form and payment or withdrawal authorization instructions are received prior to the close of the Subscription Offering, which will terminate at _____ p.m., Central Time, on __________ __,
                 1997, unless extended. Payment for shares may be made in cash (if made in person) or by check or money order.
                 Subscribers who have deposit accounts with Heartland
                 Community Bank or Heartland Community Bank, F.S.B. may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of HCB Bancshares, Inc. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

                 If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which will begin as soon as practicable after the end of the Subscription Offering, but may begin at any time during the Subscription Offering. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins because it may terminate at any time after it begins. Members of the general public should contact the Stock Information Center at (501) ________ for additional information.





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19.     Q.       MAY I USE FUNDS IN A RETIREMENT ACCOUNT TO PURCHASE STOCK?
        A. Yes. If you are interested in using funds held in your retirement account at Heartland Community Bank, the Stock Information Center can assist you in transferring those funds to a self-directed IRA, if necessary, and directing the trustee to purchase the stock. This process may be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account. Due to the additional paperwork involved, IRA transfers must be completed by _________. For additional information, call the Stock Information Center at (501) __________.

20.     Q.       WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR A STOCK
                 PURCHASE?
        A.       Yes.  Heartland Community Bank will pay interest at its
                 passbook rate from the date the funds are received until completion of the stock offering or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with Heartland Community Bank will continue to earn interest at the contractual rate until the date of the completion of the Conversion.

21.     Q.       MAY I OBTAIN A LOAN FROM HEARTLAND COMMUNITY BANK TO PAY FOR
                 SHARES PURCHASED IN THE CONVERSION?
        A.       No.  Federal regulations prohibit Heartland Community Bank from making loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.     Q.       IF I BUY STOCK IN THE CONVERSION, HOW WOULD I GO ABOUT BUYING
                 ADDITIONAL SHARES OR SELLING SHARES IN THE AFTERMARKET?
        A.       HCB Bancshares, Inc. has received conditional approval to
                 have the Common Stock quoted on the Nasdaq National Market
                 System under the symbol "HCBB." Therefore, once the stock has commenced trading, interested investors may contact any broker to buy or sell shares.

23.     Q.       WHAT IS THE HOLDING COMPANY'S DIVIDEND POLICY?
        A.       The Board of Directors of the Holding Company intends to
                 adopt a policy of paying regular quarterly cash dividends at an annual rate of $0.20 per share (2.0%) following the first full quarter of fiscal 1997 after consummation of the Conversion (i.e., following September 30, 1997). Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the operating results and financial condition of the Holding Company, net worth and capital requirements and regulatory restrictions on the payment of dividends by the Bank to the Holding Company upon which dividends paid by the Holding Company eventually will be primarily dependent. There can be no assurance that dividends will in fact be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods.

24.     Q.       WILL THE FDIC INSURE THE SHARES OF THE HOLDING COMPANY?

        A. No. The shares of HCB Bancshares, Inc. are not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.     Q.       IF I SUBSCRIBE FOR SHARES AND LATER CHANGE MY MIND, WILL I BE
                 ABLE TO GET A REFUND OR MODIFY MY ORDER?
        A.       No.  Only with the consent of Heartland Community Bank can your order be canceled, withdrawn or modified once it has been received by Heartland Community Bank.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION

26.     Q.       AM I ELIGIBLE TO VOTE AT THE SPECIAL MEETING OF MEMBERS TO BE
                 HELD TO CONSIDER THE PLAN OF CONVERSION?
        A.       You are eligible to vote at the Special Meeting of Members to be held on __________ __, 1997 if you were a depositor or borrower of Heartland Community Bank at the close of business on the Voting Record Date (_______, 1997) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.     Q.       HOW MANY VOTES DO I HAVE?
        A.       Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

28.     Q.       IF I VOTE "AGAINST" THE PLAN OF CONVERSION AND IT IS
                 APPROVED, WILL I BE PROHIBITED FROM BUYING STOCK DURING THE
                 SUBSCRIPTION OFFERING?
        A.       No.  Voting against the Plan of Conversion in no way
                 restricts you from purchasing HCB Bancshares, Inc. stock in the Subscription Offering.

29.     Q.       DID THE BOARD OF DIRECTORS OF HEARTLAND COMMUNITY BANK
                 UNANIMOUSLY ADOPT THE PLAN OF CONVERSION?
        A.       Yes.  Heartland Community Bank's Board of Directors
                 unanimously adopted the Plan of Conversion and urges that all members vote "FOR" approval of such Plan.

30.     Q.       WHAT HAPPENS IF HEARTLAND COMMUNITY BANK DOES NOT GET ENOUGH
                 VOTES TO APPROVE THE PLAN OF CONVERSION?
        A.       The Conversion would not take place, and Heartland Community
                 Bank would remain a mutual savings institution.

31.     Q.       AS A QUALIFYING DEPOSITOR OR BORROWER OF HEARTLAND COMMUNITY
                 BANK, AM I REQUIRED TO VOTE?
        A.       No.  However, failure to return your proxy card or
                 otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.     Q.       WHAT IS A PROXY CARD?
        A.       A proxy card gives you the ability to vote without
                 attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

                 You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies sent pursuant to the Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.     Q.       HOW CAN I GET FURTHER INFORMATION CONCERNING THE STOCK
                 OFFERING?
        A.       You may call the Stock Information Center at (501) ________
                 for further information or to request a copy of the Prospectus, a stock order form, a proxy statement or a proxy card.

        THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY HCB BANCSHARES, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (501) ______________.

        THE SHARES OF HCB BANCSHARES, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                     IV.  Cover Letters for Initial Mailing


A.       Explanation

         These cover letters are used as an introduction for the Offering and Proxy materials mailed to potential investors.


B.       Examples

                     (Heartland Community Bank Letterhead)
                               ____________, 1997

Dear Valued Customer:

         Heartland Community Bank ("Heartland Community Bank" or the "Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Heartland Community Bank in that it allows customers, community members, directors and employees an opportunity to own stock in HCB Bancshares, Inc., the proposed holding company for the Bank.

         For over 63 years, the Bank has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at the Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

         As one of our valued members, you have the opportunity to invest in the Bank's future by purchasing stock in HCB Bancshares, Inc. during the Subscription Offering, without paying a sales commission.

         If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Bank not later than ____ p.m. Central Time on __________, 1997.

         Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" the Bank's Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.

         We have also enclosed a Prospectus and Proxy Statement which fully describes the Bank, its management, board and financial strength and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (501) ________.

         We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,

                                           Vida H. Lampkin
                                           President
Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     (Heartland Community Bank Letterhead)

                               ____________, 1997

Dear Interested Investor:

         Heartland Community Bank ("Heartland Community Bank" or the "Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of the Bank in that it allows customers, community members, directors and employees an opportunity to own stock in HCB Bancshares, Inc., the proposed holding company for the Bank.

         For over 63 years, the Bank has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Bank deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank.

         Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

         Enclosed is a Prospectus which fully describes the Bank, its management, board and financial strength. Please review it carefully before you make an investment decision. If you decide to invest, please return to the Bank a properly completed stock order form together with full payment for shares at your earliest convenience but not later than _____ p.m. Central Time on _________, 1997. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (501) ________.

         We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,


                                           Vida H. Lampkin
                                           President

Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     (Heartland Community Bank Letterhead)

                               ____________, 1997

Dear Friend:

         Heartland Community Bank ("Heartland Community Bank" or the "Bank") is pleased to announce that we have received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Heartland Community Bank in that it allows customers, community members, directors and employees an opportunity to own stock in HCB Bancshares, Inc., the proposed holding company for the Bank.

         For over 63 years, the Bank has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Bank deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Bank.

         Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Bank.

         Our records indicate that you were a depositor of the Bank on __________ or a depositor of the Bank or its subsidiary on December 31, 1996, but that you were not a member on _____________, 1997. Therefore, under applicable law, you are entitled to subscribe for Common Stock in HCB Bancshares, Inc.'s Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1997 and upon receipt of all required regulatory approvals.

         If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received at the Bank not later than ____ p.m. Central Time on _________, 1997.

         Enclosed is a Prospectus which fully describes the Bank, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (501) ________.

         We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,

                                           Vida H. Lampkin
                                           President

Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     (Heartland Community Bank Letterhead)
                               ___________, 1997

Dear Valued Customer:

         Heartland Community Bank ("Heartland Community Bank" or the "Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Heartland Community Bank in that it allows customers, community members, directors and employees an opportunity to own stock in HCB Bancshares, Inc. the proposed holding company for the Bank.

         For over 63 years, the Bank has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at the Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangement with the Bank.

         As a valued customer of Heartland Community Bank, F.S.B.'s offices in Little Rock, Monticello and Bryant as of December 31, 1996, you have the opportunity to invest in the Bank's future by purchasing stock in HCB Bancshares, Inc. during the Subscription Offering, without paying a sales commission.

         If you decide to exercise your subscription rights to purchase shares you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Bank not later than ____ p.m. Central Time on ____________, 1997.

         We have enclosed a Prospectus which fully describes the Bank, its management, board and financial strength. Please review it carefully before you vote or invest. For you convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (501) _________.

         We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,


                                           Vida H. Lampkin
                                           President
Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENT AGENCY.

                     (Heartland Community Bank Letterhead)

                               ___________, 1997

Dear Member:

        As a qualified member of Heartland Community Bank ("Heartland Community Bank" or the "Bank"), you have the right to vote upon the Bank's proposed Plan of Holding Company Conversion and also generally have the right to subscribe for shares of common stock of HCB Bancshares, Inc., the proposed holding company for Heartland Community Bank through the mutual to stock conversion of Heartland Community Bank. However, the proposed plan of Holding Company Conversion provides that HCB Bancshares, Inc. will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require HCB Bancshares, Inc. to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

        You may vote on the proposed Plan of Holding Company Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Heartland Community Bank's Stock Information Center at (501) __________.

                                                   Sincerely,



                                                   Vida H. Lampkin
                                                   President

Enclosures

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                                V. IRA Mailing



A.       Explanation

         A special IRA mailing is proposed to be sent to all IRA customers of the Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Bank.

B.       Quantity

         One IRA letter is proposed to be mailed to each IRA customer of the Bank and the Bank's subsidiary. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.       Example - See following page.

                     (Heartland Community Bank Letterhead)


                              __________ __, 1997

Dear Individual Retirement Account Participant:

         As you know, Heartland Community Bank is in the process of converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and has formed HCB Bancshares, Inc.
to hold all of the stock of Heartland Community Bank (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Heartland Community Bank and its subsidiary have the opportunity to purchase shares of common stock of HCB Bancshares, Inc. in a Subscription Offering.
HCB Bancshares, Inc. currently is offering up to 2,300,000 shares, subject to adjustment, of HCB Bancshares, Inc. at a price of $10.00 per share.

         As the holder of an individual retirement account ("IRA") at Heartland Community Bank or its subsidiary, you have an opportunity to become a shareholder in HCB Bancshares, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of HCB Bancshares, Inc. through your IRA, Trident Securities, Inc. and Heartland Community Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

         If you are interested in receiving more information on self-directing your IRA, please contact our Conversion Center at (501) __________. Because it may take several days to process the necessary IRA forms, a response is requested by _______, 1997 to accommodate your interest.

                                                   Sincerely,



                                                   Vida H. Lampkin
                                                   President

This letter is neither an offer to sell nor a solicitation of an offer to buy HCB Bancshares, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you.

THE SHARES OF HCB BANCSHARES, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                        VI.  Community Meeting Materials


A.  Explanation

         In order to educate the public about the stock offering, Trident suggests holding Community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Bank submit a list of acquaintances that he or she would like to invite to a community meeting.

B.  Method of Distribution of Invitations and Prospect Letters

         Each Director submits his list of prospects.

         Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent to prospects to thank them for their attendance and to remind them of closing dates.

C.  Examples enclosed.

                                                                         Example
                           The Directors and Officers

                                       of

                            Heartland Community Bank

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

              HCB Bancshares, Inc., our proposed holding company

                            Please join us at the

                                    Place

                                   Address

                                     Date

                                at _____ p.m.

                              for hors d'oeuvres

R.S.V.P.
(___) (Collect)
(800) (Toll free)

*Sent to prospects who are customers*


                             _______________, 1997

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

       Recently you may have read in the newspaper that Heartland Community Bank ("Heartland Community Bank" or the "Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of the Bank in that it allows customers, employees and directors the opportunity to share in Heartland Community Bank's future by becoming charter stockholders of the Bank's newly- formed holding company, HCB Bancshares, Inc.

       As a customer of Heartland Community Bank or its subsidiary, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

       Please feel free to call me or the Heartland Community Bank's Stock Information Center at (501) ________ if you have any questions. I look forward to seeing you at one of our informational presentations.

                                  Sincerely,


                                  Vida H. Lampkin
                                  President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to prospects who are not customers*

                               ____________, 1997


&salutation& &firstname& &lastname&
&address&
&city&, &state& &zip&

Dear &prefername&:

         Recently you may have read in the newspaper that Heartland Community Bank ("Heartland Community Bank" or the "Bank") will be converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of the Bank in that it allows customers, employees and directors the opportunity to share in Heartland Community Bank's future by becoming charter stockholders of the Bank's holding company, HCB Bancshares, Inc.

         [Director] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors of Heartland Community Bank to discuss the stock offering in more detail. You will receive an invitation in the near future.

         Please feel free to call me or the Heartland Community Bank's Stock Information Center at (501) _______ if you have any questions. I look forward to seeing you at one of our information presentations.

                                  Sincerely,



                                  Vida H. Lampkin
                                  President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to those attending a community meeting*

                               ____________, 1997

&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

         Thank you for attending our informational presentation relating to Heartland Community Bank's conversion to a stock company. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

         Obviously, we are excited about this stock offering and the opportunity to share in the future of Heartland Community Bank. This conversion is the most important event in our history and it gives the Bank the strength to compete in the future and will provide the Bank additional corporate flexibility.

         We may contact you in the near future to get an indication of your interest in our offering. If you make a decision to invest, please return your order form no later than ___________, 1997. If you have any questions, please call the Stock Information Center at (501) ________.


                                  Sincerely,



                                  Vida H. Lampkin
                                  President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Sent to those not attending a community meeting *

                                _________, 1997

&salutation& &firstname& &lastname&
&address&
&city&, &state& &zip&

Dear &prefername&:

         I am sorry you were unable to attend our recent presentation regarding Heartland Community Bank's mutual to stock conversion. The Board of Directors and management team of Heartland Community Bank are committed to contributing to long term shareholder value and as a group we are personally investing approximately $1,125,000 of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of Heartland Community Bank.

         We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and ___________, 1997, I encourage you to either stop by our Stock Information Center or call (501) __________.

         I hope you will join me as a charter stockholder in Heartland Community Bank.

                                  Sincerely,



                                  Vida H. Lampkin
                                  President



This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Final Reminder Letter *

                                _________, 1997


&salutation&firstname&lastname&
&address&
&city&, &state& &zip&

Dear &prefername&:

         I am writing to remind you that the deadline for purchasing stock in HCB Bancshares, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Arkansas' newest publicly owned financial institutions.

         The deadline for becoming a charter stockholder is ____________, 1997. If you have any questions, please call our Stock Information Center at (501) __________.

         Once again, I look forward to having you join me as a charter stockholder in HCB Bancshares, Inc.

                                  Sincerely,



                                  Vida H. Lampkin
                                  President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of HCB Bancshares, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.





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





                    VII. Counter Cards and Lobby Posters



A.       Explanation

         Counter cards and lobby posters serve two purposes: (1) As a notice to Heartland Community Bank's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.       Quantity

         Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk. Approximately 1 - 2 Lobby posters will be used at each office of Heartland Community Bank

C.       Example

D.       Size

         The counter card will be approximately 8 1/2" x 11".
         The lobby poster will be approximately 16" x 20".

C.

                             POSTER OR COUNTER CARD

================================================================================


                           "TAKE STOCK IN OUR FUTURE"


                           "STOCK OFFERING MATERIALS

                                AVAILABLE HERE"


                            HEARTLAND COMMUNITY BANK



================================================================================


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




                        VIII.  Direct Deposit Plan Flyer


A.       Explanation

         In order to educate customers about the ability to have dividends deposited directly into an account at the Bank, Trident suggests using a flyer to alert customers of this option.

B.       Method of Distribution

         Flyers would be included in the initial mailing packets, distributed at community meetings and available at the Stock Information Center..





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




C.  Example

       -------------------------------------------------------------------

                            Heartland Community Bank

                                   Customers

        You Can Have Dividends Paid on Shares of HCB Bancshares, Inc.
           Deposited Directly Into a Heartland Community Bank Account

            Please Check The Appropriate Box on the Stock Order Form
                                      and
                    Inquire at the Stock Information Center
                                      for
                                More Information

       -------------------------------------------------------------------

                               IX.  Lapel Buttons


A.       Explanation

         In an effort to make customers more aware of the offering in progress, Trident recommends that the employees wear lapel buttons.

B.       Example



                           "Take Stock In Our Future"

                            Heartland Community Bank

                               X. Proxy Reminder


A.       Explanation

         A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

         The target vote depositors are determined by the conversion agent.

B.       Example

C.       Size

         Proxy reminder is approximately 8 1/2" x 11".





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




B.       Example

--------------------------------------------------------------------------------
                         P R O X Y  R E M I N D E R

                          Heartland Community Bank



YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.
YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY PURCHASE STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO HEARTLAND COMMUNITY BANK TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.

                                  THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                  HEARTLAND COMMUNITY BANK

--------------------------------------------------------------------------------

                       IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                  FOR FURTHER INFORMATION CALL (501) _______.





                                       45